LEGG MASON PARTNERS VARIABLE INCOME TRUST
77Q

Designation of Series of Shares of Beneficial
Interests in the Trust
(Effective as of February 6, 2007)

	WHEREAS, the Trustee(s) of the Trust, acting pursuant to Section 4.9 of the Declaration, desire to divide the Shares of the Trust into seven Series;

	NOW THEREFORE, the Trustee(s) of the Trust do
hereby establish and designate the following Series of
the Trust, with such relative rights, preferences,
privileges, limitations, restrictions and other
relative terms as are set forth below:
1.	Legg Mason Partners Variable Adjustable Rate
Income Portfolio
2.	Legg Mason Partners Variable Diversified
Strategic Income Portfolio
3.	Legg Mason Partners Variable Global High Yield
Bond Portfolio
4.	Legg Mason Partners Variable Government
Portfolio
5.	Legg Mason Partners Variable High Income
Portfolio
6.	Legg Mason Partners Variable Money Market
Portfolio
7.	Legg Mason Partners Variable Strategic Bond
Portfolio
1.	Each Share of each Series shall have a par value
of $0.00001 per Share and shall be entitled to all the
rights and preferences accorded to Shares under the
Declaration.
2.	The number of authorized Shares of each Series
is unlimited.
3.	Each Series shall be authorized to hold cash,
invest in securities, instruments and other property,
use investment techniques, and have such goals or
objectives as from time to time are described in the
prospectus and statement of additional information
contained in the Trust's then currently effective
registration statement under the Securities Act of
1933 to the extent pertaining to the offering of
Shares of the Series, as the same may be amended and
supplemented from time to time ("Prospectus").  Each
Share of a Series shall represent a beneficial
interest in the net assets allocated or belonging to
such Series only, and such interest shall not extend
to the assets of the Trust generally (except to the
extent that General Assets (as defined in the
Declaration) are allocated to such Series), and shall
be entitled to receive its pro rata share of the net
assets of the Series upon liquidation of the Series,
all as set forth in Section 4.9 of the Declaration.
4.	With respect to the Shares of each Series, (a)
the time and method of determining the purchase price,
(b) the fees and expenses, (c) the qualifications for
ownership, if any, (d) minimum purchase amounts, if
any, (e) minimum account size, if any, (f) the price,
terms and manner of redemption of, (g) any conversion
or exchange feature or privilege , (h) the relative
dividend rights, and (i) any other relative rights,
preferences, privileges, limitations, restrictions and
other relative terms have been established by the
Trustees in accordance with the Declaration and are
set forth in the Prospectus with respect to such
Series.
5.	The Trustees may from time to time modify any of
the relative rights, preferences, privileges,
limitations, restrictions and other relative terms of
a Series or the Shares of such Series that have been
established by the Trustees or redesignate any of the
Series without any action or consent of the
Shareholders.
6.	The designation of any Series hereby shall not
impair the power of the Trustees from time to time to
designate additional Series of Shares of the Trust or
terminate any Series hereby designated.
7.	Capitalized terms not defined herein have the
meanings given to such terms in the Declaration.




LEGG MASON PARTNERS VARIABLE INCOME TRUST
Designation of Classes
 (Effective as of February 6, 2007)

	WHEREAS, the Trustees of the Trust, acting pursuant to Section 4.9 of the Declaration, desire to divide the Series of the Trust into one of more
Classes of Shares

	NOW THEREFORE, the Trustees of the Trust do hereby establish and designate the Classes as listed below with respect to the identified Series of the Trust, with such relative rights, preferences, privileges, limitations, restrictions and other relative terms as are set forth below:

Series
Classes
Legg Mason Partners Variable Global High Yield Bond
Portfolio
I, II
Legg Mason Partners Variable Government Portfolio
I, II
Legg Mason Partners Variable Strategic Bond Portfolio
I, II

1.	Each Share of each Class is entitled to all the
rights and preferences accorded to Shares under the
Declaration.
2.	The number of authorized Shares of each Class is
unlimited.
3.	All Shares of a Class of a Series shall be
identical with each other and with the Shares of each
other Class of the same Series except for such
variations between Classes as may be authorized by the
Trustees from time to time and set forth in the
Trust's then currently effective registration
statement under the Securities Act of 1933 to the
extent pertaining to the offering of Shares of the
Class of such Series, as the same may be amended and
supplemented from time to time ("Prospectus").  The
Trustees may change the name or other designation of a
Class; and take such other action with respect to the
Classes as the Trustees may deem desirable.
4.	With respect to the Shares of a Class of a
Series, (a) the time and method of determining the
purchase price, (b) the fees and expenses, (c) the
qualifications for ownership, if any, (d) minimum
purchase amounts, if any, (e) minimum account size, if
any, (f) the price, terms and manner of redemption of,
(g) any conversion or exchange feature or privilege ,
(h) the relative dividend rights, and (i) any other
relative rights, preferences, privileges, limitations,
restrictions and other relative terms have been
established by the Trustees in accordance with the
Declaration and are set forth in the Prospectus with
respect to such Class of such Series.
5.	The Trustees may from time to time modify any of
the relative rights, preferences, privileges,
limitations, restrictions and other relative terms of
a Class of a Series that have been established by the
Trustees, divide or combine the issued or unissued
Shares of any Class of a Series into a greater or
lesser number; classify or reclassify any issued or
unissued Shares of any Class of a Series into one or
more Classes of such Series; combine two or more
Classes of a Series into a single Class of such
Series; in each case without any action or consent of
the Shareholders.
6.	The designation of any Class hereby shall not
impair the power of the Trustees from time to time to
designate additional Classes of Shares of a or
terminate any one or more Classes of a Series hereby
designated.
7.	Capitalized terms not defined herein have the
meanings given to such terms in the Declaration.



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